EXHIBIT 23.1

CONSENT OF

HORGAN, ROSEN, BECKHAM & COREN, L.L.P.

[LETTERHEAD OF HORGAN, ROSEN, BECKHAM & COREN, L.L.P.]

December 29, 2014

Community West Bancshares

445 Pine Avenue

Goleta, California 93117

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-129898) of our opinion dated November 21, 2005 that was filed as Exhibit 5 to the Registration Statement on Form S-8 filed with the SEC on November 22, 2005 (File No. 333-129898).

HORGAN, ROSEN, BECKHAM & COREN, L.L.P